UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 500 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders of CoreSite Realty Corporation (the “Company”) was held on May 19, 2016, at which the Company’s stockholders voted on, and approved, the following proposals:

Proposal 1.  Election of directors, each to serve until the 2017 Annual Meeting of Stockholders or until a successor for each has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert G. Stuckey	25,451,438	1,177,037	2,114,848
Thomas M. Ray	26,004,652	623,823	2,114,848
James A. Attwood, Jr.	26,008,872	619,603	2,114,848
Michael R. Koehler	26,483,236	145,239	2,114,848
Paul E. Szurek	26,193,969	434,506	2,114,848
J. David Thompson	26,249,076	379,399	2,114,848
David A. Wilson	26,482,072	146,403	2,114,848

Proposal 2.  Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,701,036	29,081	13,206	—

Proposal 3.  Advisory resolution to approve the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,016,291	561,784	50,400	2,114,848

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2016	CORESITE REALTY CORPORATION

	By:	/s/ Jeffrey S. Finnin
Name: Jeffrey S. Finnin
Title: Chief Financial Officer

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